UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2007
Cardica, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51772	94-3287832

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

900 Saginaw Drive, Redwood City, CA	94063

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 364-9975
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On June 27, 2007, the Board of Directors of Cardica, based upon the recommendation of the Board’s Compensation Committee, approved the grant of non-qualified and incentive stock options to purchase Cardica’s common stock under the 2005 Equity Incentive Plan to the following executive officers:

Name and Position	Number of Stock Options
Bernard Hausen, M.D., Ph.D.	65,000
President & CEO

Douglas Ellison	25,000
Vice President, Worldwide Sales & Marketing

Bryan Knodel, Ph.D.	25,000
Vice President, Research & Development

Robert Newell	25,000
Chief Financial Officer and Vice President, Finance & Operations

Richard Ruedy	11,000
Vice President of Regulatory, Clinical and Quality Affairs
Each granted option has a seven-year term for persons who continue to serve as employees of Cardica. The exercise price for the options is $6.03, which was the fair market value of Cardica’s common stock on June 26, 2007. The options vest 1/48th each month for the next 48 months.
     On June 27, 2007, the Board of Directors of Cardica, based on the recommendation of the Board’s Compensation Committee, also approved cash bonuses for the following executive officers, based on their individual performances during the past year as well as the Company’s performance:

Executive Officer	Cash Bonus
Bernard Hausen, M.D., Ph.D.	$118,000

Bryan Knodel, Ph.D.	$32,200

Robert Newell	$28,700
     On June 27, 2007, the Board of Directors of Cardica, based on the recommendation of the Board’s Compensation Committee, approved new base salaries, effective July 1, 2007, for the following executive officers:

	2006 Base Salary	2007 Base Salary
Executive Officer		(Effective July 1, 2007)
Bernard Hausen, M.D., Ph.D.	$295,000	$312,700

Douglas Ellison	$190,000	$201,400

Bryan Knodel, Ph.D.	$230,000	$243,800

Robert Newell	$205,000	$217,300

Bonus Plan for Vice President of Worldwide Sales and Marketing
     On June 27, 2007, the Board of Directors of Cardica, based on the recommendation of the Board’s Compensation Committee, ratified a bonus plan for Doug Ellison, the Vice President of Worldwide Sales and Marketing. Mr. Ellison’s annual base salary has been increased to $201,400 and is eligible to receive additional bonuses of up to $46,000 quarterly based upon Cardica’s gross sales. In addition, in the event that Cardica exceeds its sales plan for the year, Mr. Ellison is entitled to receive up to 10% of Cardica’s gross sales over the gross sales contemplated by the sales plan. Further, Mr. Ellison may receive an additional $1,000 per account on a quarterly basis based upon certain objectives.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc. (Registrant)
Date: July 2, 2007	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer